MOORE STEPHENS

ELLIS FOSTER LTD.

CHARTERED ACCOUNTANTS

1650 West 1st Avenue

Vancouver, BC Canada	V6J 1G1
Telephone: (604) 737-8117 Facsimile: (604) 714-5916
Website:	www.ellisfoster.com

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of Torrent Energy Corporation on Form SB-2 of our report, which includes an explanatory paragraph regarding the substantial doubt about Torrent Energy Corporation’s ability to continues as a going concern, dated April 7, 2004, relating to the financial statements of Torrent Energy Corporation and to the reference to our firm under the caption “Experts” appearing in the Form SB-2.

“MOORE STEPHENS ELLIS FOSTER LTD.”
Vancouver, British Columbia	Chartered Accountants

Canada

March 30, 2005

MSEFA partnership of incorporated professionals

An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited
- members in principal cities throughout the world